UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):              October 18, 2006

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon
(State or other jurisdiction of incorporation	93-1099680
or organization)	(I.R.S. Employer Identification No.)

20245 SW 95th Avenue
Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 692-8001

Former name or former address if changed since last report:
No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR      240.13e-4(c))

BIOJECT MEDICAL TECHNOLOGIES INC.
FORM 8-K
INDEX

Item	Description	Page

Item 5.02	Item 5.02(b) Departure of Principal Officers	2

Signatures		3

Item 5.02(b) Departure of Principal Officers

Bioject Medical Technologies Inc. announced today that Mr. Jim O’Shea will be retiring as President and CEO, as well as a director, as of December 31, 2006.  Effective today, Mr. O’Shea resigned as Chairman and Mr. Jerald S. Cobbs, Bioject’s Lead Director and Chair of the Nominating Committee, became Chairman.  The Company and Mr. O’Shea anticipate entering into a Transition and Retirement Agreement with respect to his retirement.  While the definitive agreement has not yet been agreed to, it is expected that it will provide for Mr. O’Shea to receive an amount equal to his current base salary of approximately $371,000 during 2007, payable bi-weekly, as well as payment of health and dental insurance premiums during that period.  In addition, the vesting of certain equity awards will accelerate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2006	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ CHRISTINE M. FARRELL
Christine M. Farrell
Vice President of Finance
(Principal Financial and Accounting Officer)